Second Quarter 2017 Operating Results August 24, 2017 Exhibit 99.2

TPG RE Finance Trust Announces Second Quarter 2017 Results ABOUT TRTX TPG RE Finance Trust, Inc. (NYSE:TRTX) (the “Company” or “TRTX”) is a commercial real estate finance company, operating as a real estate investment trust (“REIT”), that focuses primarily on directly originating, acquiring, and managing commercial mortgage loans and other commercial real estate-related debt instruments for its balance sheet. The Company is externally managed by TPG RE Finance Trust Management, L.P., an affiliate of TPG Global, LLC (“TPG”), a leading global alternative investment firm with over a 20-year history and over $73 billion of assets under management. For more information regarding TRTX, visit www.tpgrefinance.com. FORWARD-LOOKING STATEMENTS The information contained in this earnings presentation contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments, the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company, and financing needs and arrangements. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements relating to the Company’s ability to originate loans in the pipeline the Company is evaluating are forward-looking statements, and the Company cannot assure you that TRTX will enter into definitive documents or close any of the loans that the Company is evaluating. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings presentation. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings presentation. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings presentation as a result of new information, future events or otherwise. INVESTOR RELATIONS CONTACT (212) 405-8500 IR@tpgrefinance.com MEDIA CONTACT TPG RE Finance Trust Luke Barrett (415) 743-1550 media@tpg.com

Second Quarter 2017 Highlights Loan portfolio leverage of 65.3%, with loan portfolio weighted average cost of funds of LIBOR plus 2.58%, a decline of 6 basis points from the quarter ended March 31, 2017 $3.0 billion of financing commitments at June 30, 2017, including a $500.0 million increase from prior quarter, due to upsizes of two existing secured revolving repurchase facilities; total unused capacity of $1.4 billion Cash on hand at June 30, 2017 available to fund new investments totaled $200.7 million Capitalization GAAP Net Income of $25.3 million, an increase of $8.2 million as compared to the quarter ended June 30, 2016 Core Earnings1 of $25.3 million, an increase of $1.8 million from the quarter ended March 31, 2017 Declared dividends of $20.5 million, or $0.51 per common share2, representing an annualized dividend yield of 8.2% on a book value per common share of $24.95 (pre-stock dividend which was paid contemporaneous with the IPO in July 2017) Increase in book value per common share of $0.12 as compared to the quarter ended March 31, 2017 Financial Performance Loan Investment Activity Originated three first mortgage loans with an aggregate commitment amount of $332.4 million, an aggregate unpaid principal balance of $283.1 million, and a weighted average LTV of 66.8% Second quarter loan originations carry a weighted average credit spread of LIBOR plus 3.9% and an all-in yield to extended maturity of 5.4%, including all available extension options Average loan size originated during the second quarter of 2017 of $110.8 million, up from $53.0 million during the year ended December 31, 2016 Loan Portfolio $2.7 billion, diversified loan portfolio comprised of 47 first mortgage loans and 4 mezzanine loans1 97.2% first mortgage and 2.8% mezzanine loans All mezzanine loans result from the origination by TRTX, or co-origination with third party lender, of contiguous first mortgage loans 97.8% floating rate and 2.2% fixed rate mortgage loans 0.50% increase in 1-month LIBOR would result in $0.07 increase in annual Net Interest Income per diluted common share 79.7% concentration in the Top 25 MSAs in the United States; 66.1% concentration in the Top 10 MSAs 100% performing loan portfolio with no credit losses or impairments since inception 1. See Appendix for definition of Core Earnings (reconciliation to GAAP Net Income provided on p. 14) and Mezzanine Loan. 2. Common shares consists of common stock and Class A common stock.

Operating Performance GAAP Net Income and Core Earnings1 of $25.3 million, or $0.64 per diluted common share for the quarter ended June 30, 2017 Net Interest Income increased to $32.1 million, up $8.8 million, or 37.6%, from the three months ended June 30, 2016 Declared dividends of $0.51 per common share, representing an 8.2% annualized dividend yield on a book value per common share of $24.95 as of June 30, 2017 (pre-IPO and related stock dividend) Book Value per Common Share and Annualized Dividend Yield2 1. See Appendix for Core Earnings definition and reconciliation to GAAP Net Income. 2. Based on annualized cash dividend declared and book value per common share as of the reporting date. Historical data included in TRTX’s prospectus, dated July 19, 2017 and filed with the SEC on July 21, 2017. 7.6% 8.7% 8.2% Annualized Dividend Yield Book Value per Common Share 2017 GAAP Net Income and Core Earnings1 Growth Exceeds 7% $ Millions 7.7% Growth

Book Value per Common Share

TRTX Equity Issuances and Net Income Drive Book Value per Common Share



Private
Public
$24.83
$0.64
$0.00
($0.51)
$24.95
($0.37)
($4.75)
($0.01)
$19.82
Book Value 3/31/17
Net Income 2Q17
Capital Call[1] 6/15/17
Cash Dividend 6/30/17
Book Value 6/30/17
IPO 7/25/17
Stock Dividend[2] 7/25/17
Greenshoe Exercise 8/22/17
As-Adjusted Book Value

As-Adjusted Book Value Detail

Three Months Ended June 30, 2017	Amount[3]	Shares
Total Stockholders' Equity	$1,003,972	
Preferred Stock	(125)	
Stockholders' Equity, Net of Preferred Stock	$1,003,847	
Number of Common Shares Outstanding at Period End		40,234,430
Book Value per Common Share	$ 24.95	
Equity Issuances - July 25, 2017		
IPO Net Proceeds	$199,900	
Shares of Common Stock Issued in IPO		11,000,000
Dilution in Book Value per Common Share	($0.37)	
Net Proceeds from Stock Dividend	$ -	
Common Shares Issued in Stock Dividend[2]		9,455,083
Dilution in Book Value per Common Share	($4.75)	
Equity Issuance – August 22, 2017		
IPO Greenshoe Exercise Net Proceeds	$12,220	
Shares of Common Stock Issued in Greenshoe Exercise		650,000
Dilution in Book Value per Common Share	($0.01)	
Number of Common Shares Outstanding – Post-Stock Dividend and IPO (Including Greenshoe Exercise)[4]		61,339,513
As-Adjusted Book Value per Common Share Post-IPO and Stock Dividend (Including Greenshoe Exercise)[5]	**$19.82**	

1. On June 15, 2017, the Company completed a drawdown of $25 million of equity capital commitments from existing private stockholders, at a price of $24.83 per share, which was the book value per share of common stock and Class A common stock as of March 31, 2017. This was the Company's final private institutional capital call prior to its IPO.
2. Stock dividend declared in connection with IPO to reduce book value per common share from approximately $25 to approximately $20. Consists of 9,224,268 shares of common stock and 230,815 shares of Class A common stock.
3. Amount shown in thousands, except share and per share data.
4. Includes total outstanding common and Class A common stock on an actual basis as of June 30, 2017, adjusted to give effect to the July 25, 2017 and August 22, 2017 equity issuances.
5. Excludes the impact of operating and investing activities subsequent to June 30, 2017.
Note: Totals may not sum due to rounding.

5

Loan Originations Q2 2017 Investment Highlights Increased Loan Originations3 Closed 3 first mortgage loans Total commitment of $332.4 million Average loan size of $110.8 million 100% Floating Rate Weighted average credit spread of LIBOR plus 3.9% Weighted average LTV of 66.8% Diversified by property type1: Mixed-Use2: 74.6% Multifamily: 25.4% 1. Based on total loan commitment. 2. See Appendix for definition of the Mixed-Use property type. 3. Quarterly total loan commitment originations, including non-consolidated senior interests sold or co-originated of $91.5M during Q1 2017. 4. Average loan size based on loans originated or acquired during a reporting period. Rising Average Loan Size Spurs Growth and Efficiency 37.9% Growth Average Loan Size4 $ Millions $ Millions 109.1% Growth

Second Quarter 2017 Loan Originations

Investment:	Mixed-Use	Multifamily	Mixed-Use
Total Commitment	$188.0M	$84.4M	$60.0M
Interest Rate	L+4.10%	L+3.75%	L+3.85%
Location	Nashville, TN	Jersey City, NJ	Newark, NJ
Collateral	350 Luxury Residential Units | 180-Key Hotel | 32,273 NSF of Retail and Restaurants | 635-Space Parking Garage	569 Residential Units | 12 Retail Stores | 34 buildings	152 Class A Residential Units | 112,268 NSF of Retail | 625 Parking Spaces
Loan Purpose	Facilitate the refinance, lease-up and stabilization	Facilitate the acquisition, renovation, lease-up and stabilization of 34 multifamily properties	Bridge-to-sale on a multifamily, grocery-anchored retail project
LTV	60.7%[1]	81.0%[2]	62.2%[2]
Investment Date	April 2017	June 2017	June 2017
Property Photos			

1. LTV shown represents an as-complete underlying real estate valuation at loan origination. See Appendix for complete definition.
2. LTV shown represents an as-is underlying real estate valuation at loan origination. See Appendix for complete definition.

Note: See Appendix for definition of the Mixed-Use property type.

7

Geographic Diversity2 Loan Portfolio: $2.7 billion Loan Type: First Mortgage 97.2% | Mezzanine 2.8% Weighted Average Credit Spread: 5.0% Weighted Average LTV: 60.2% Property Diversity: No property type > 22% (net) Diversified Loan Portfolio National, Major Market Footprint Property Diversity2 Lending Focused in Top 25 Markets Fixed vs. Floating2 Loan Category 1. Top 25 markets determined by U.S. Census. 2. By total loan commitment. 3. Represents total loan commitments for the Company’s twelve condominium loans reduced by the aggregate net sales value of executed sales contracts of $540.4 million relating to eleven of the Company’s condominium loans. 4. See Appendix for Loan Category definition. 5. Represents total loan commitments for the Company’s nine construction loans reduced by the aggregate net sales value of executed sales contracts of $511.8 million relating to six of the Company’s construction loans. Note: Totals may not sum due to rounding. 2,4 Top 25 Markets Account for 79.7% of Total Loan Commitments¹ 5 3

Financing Facilities as of June 30, 2017 Total commitments of $3.0 billion1 at a weighted average cost of funds of LIBOR plus 2.58% for the loan portfolio Added $500.0 million of financing capacity via $250.0 million upsizes to existing Well Fargo and Goldman Sachs secured revolving repurchase agreements Financing Sources $3.0 Billion of Total Commitments1 $ Millions 1. Includes Non-consolidated Senior Interests of $135.5 million and $107.0 million of financing capacity at June 30, 2017 under a subscription secured line of credit that was terminated on July 20, 2017 as a result of the completion of the Company’s IPO on July 25, 2017. 2. Available financing capacity includes $107.0 million of financing capacity at June 30, 2017 under a subscription secured line of credit that was terminated on July 20, 2017 as a result of the completion of the Company’s IPO on July 25, 2017. 3. See Appendix for definition of Non-consolidated Senior Interests. Note: Excludes items related to CMBS investments. Repurchase Agreements 5 Lenders Note-on-Note 3 Lenders Collateralized Loan Obligation 1 Lender Subscription Secured Facility1 1 Lender $1.4 billion of available financing capacity to drive loan origination2 Current repurchase agreements’ weighted average cost of funds of LIBOR plus 2.2%, down 20 basis points from December 31, 2016 Maturity Profile of Outstanding Borrowings Initial: 1.7 years Extended: 3.3 years Financing Utilization $ Millions Non-Consolidated Senior Interests3 3 Loans Total Available Financing Capacity: $1,448.1 3

Capitalization as of June 30, 2017

- Equity base includes stockholders' equity of $1.0 billion and $1.4 billion[1] of available financing capacity
- Expanded post-IPO equity base and available financing capacity provides sufficient capital to support potential new loan investments of $1.7 billion

Current Leverage Ratio and Available Liquidity to Drive Loan Portfolio Growth

Leverage Ratio[2]



Debt-to-Equity
Total Leverage
1.62x
1.67x
1.83x
1.97x
1.35x
1.48x
12/31/16
3/31/17
6/30/17

Potential Net Loan Investment Capacity[3]

$ Thousands

Total Stockholders' Equity: Post-IPO[4]	$1,216.2
Assumed Leverage Ratio	3:1
Potential Gross Loan Investment Capacity	$4,864.8
Less: Outstanding Loan Commitments[5]	($3,135.6)
Potential Net Loan Investment Capacity[6]	$1,729.2

1. Includes $107.0 million of financing capacity at June 30, 2017 under a subscription secured line of credit that was terminated on July 20, 2017 as a result of the completion of the Company's IPO on July 25, 2017.
2. See Appendix for Leverage calculation definitions for Debt-to-Equity and Total Leverage.
3. Does not assume capital recycling activities from mortgage loan repayments.
4. Total stockholders' equity including the completion of the Company's IPO and the impact of the underwriters' partial exercise of the greenshoe. Excludes the impact of operating and investing activities subsequent to June 30, 2017.
5. Outstanding loan commitments as of August 23, 2017.
6. There can be no assurance the Company will originate or acquire this volume of loan investments during future periods.

10

Interest Rate Sensitivity 97.8% floating rate primarily first mortgage loan portfolio well positioned in a rising interest rate environment1 Net floating rate mortgage loan exposure of $697 million generates an annualized per diluted common share increase of $0.07 to Net Interest Income for every 50 basis point increase in 1-month LIBOR Loan Portfolio Composition – Fixed vs. Floating $ Millions Annualized Per Diluted Common Share Impact to Net Interest Income $0.07 $0.14 $0.21 $0.28 1. See Item 3 of the Company’s Form 10-Q for additional details related to the Company’s interest rate risk disclosures at June 30, 2017. 2. Excludes fixed rate assets of $60.0 million. 3. Based on 1-month LIBOR at June 30, 2017 of 1.22%. Note: Excludes items related to CMBS investments. Loan Portfolio Income Sensitivity $ Millions Change in 1-month LIBOR3 Increasing 1-month LIBOR = Increasing Net Interest Income 2

Subsequent Events through August 24, 2017

Initial Public Offering

- Raised approximately $212.2 million of net proceeds via sale of 11.65 million shares, including 0.65 million shares sold pursuant to the underwriters' greenshoe option
- Grew equity base to $1.2 billion with strong institutional support from IPO investors

Q3 2017 Loan Originations

Number of Loans	4	Deferred Fundings	$78.9 million
Total Commitment	$447.6 million	Weighted Average LTV	59.6%
Average Loan Size	$111.9 million	Weighted Average Credit Spread	LIBOR plus 4.2%
Initial Funded Principal	$368.7 million	Property Types	Multifamily, Mixed-Use

Loan Pipeline[1]

- As of August 23, 2017, a strong pipeline of actionable opportunities:
  - Term Sheets Issued/Outstanding: 8 representing potential loan commitments totaling $866.9 million
  - Term Sheets Executed: 4 representing potential commitments totaling $298.9 million
  - Under Review: 26 loans representing potential commitments totaling $3.0 billion

Capital Markets

- Closed $353.5 million of additional financing capacity for new loan investments
  - Upsized Morgan Stanley credit facility to $400.0 million from $250.0 million, with accordion feature to $500.0 million
  - Upsized JP Morgan Chase credit facility to $417.2 million from $313.7 million, in connection with the repayment of the CLO Class A Note
- Retired final $118.0 million of CLO Class A Note using proceeds from JP Morgan Chase upsize and proceeds from sale of two non-strategic loan investments, maintaining leverage, and reducing borrowing credit spread by 25 basis points

1. There can be no assurance that loans will close on the anticipated terms or will close at all.
Note: Totals may not sum due to rounding.

12

Appendix

Per Share Calculations Per Share Calculations / Core Earnings Reconciliation Earnings and Dividends per Common Share Three Months Ended June 30, 2017 March 31, 2017 Net Income Attributable to Common Stockholders1 $ 25,320 $ 23,475 Weighted Average Number of Common Shares Outstanding, Basic and Diluted 39,482,038 39,227,553 Basic and Diluted Earnings per Common Share $ 0.64 $ 0.60 Dividends Declared per Common Share $ 0.51 $ 0.54 Three Months Ended June 30, 2017 March 31, 2017 Net Income Attributable to Common Stockholders1 $ 25,320 $ 23,475 Non-Cash Compensation Expense — — Depreciation and Amortization Expense — — Unrealized Gains (Losses) — — Other Items — — Core Earnings $ 25,320 $ 23,475 Weighted-Average Common Shares Outstanding, Basic and Diluted 39,482,038 39,227,533 Core Earnings per Common Share, Basic and Diluted $ 0.64 $ 0.60 1. Represents GAAP Net Income attributable to the common and Class A common stockholders. 2. Includes common stock and Class A common stock. Note: Amount shown in thousands, except share and per share data. Book Value Per Common Share Three Months Ended June 30, 2017 March 31, 2017 Total Stockholders’ Equity $ 1,003,972 $ 974,115 Preferred Stock (125) (125) Stockholders’ Equity, Net of Preferred Stock $ 1,003,847 $ 973,990 Number of Common Shares Outstanding at Period End2 40,234,430 39,227,553 Book Value per Common Share $ 24.95 $ 24.83

Year-to-Date Loan Funding Activity Loan Funding Activity1 $ Millions 1. Deferred fundings exclude the net change in accrued PIK interest of: $3.0 million in Q1 2017; $0.5 million in Q2 2017; and $0.1 million from July 1, 2017 to August 23, 2017. 2. Total loan commitments exclude accrued PIK interest of: $5.5 million at December 31, 2016; $2.5 million at March 31, 2017; $3.1 million at June 30, 2017; and $3.2 million at August 23, 2017. Note: Totals may not sum due to rounding. Strong origination momentum spurred by $1.1 billion of new loan commitments Accelerating pace of originations driven by larger average loan size: $110.8 million in 2Q vs. $68.7 million in 1Q $3,040.2 $3,135.6 Total Commitments2 UPB Unfunded Commitments

TRTX Loan Portfolio

$ Millions

Loan Name	TRTX Loan Commitment[1]	TRTX Loan Balance[2]	Credit Spread	Extended Maturity	Location	Property Type	Loan PSF	LTV[3]
Loan 1	$188.0	$142.0	L + 4.1%	4.3 years	Nashville, TN	Mixed-Use[4]	$292 Sq ft	60.7%
Loan 2	164.0	122.5	L + 4.5%	4.5 years	Atlanta, GA	Retail	$462 Sq ft	47.7%
Loan 3	132.0	41.2	L + 7.5%	4.2 years	Fort Lauderdale, FL	Condominium	$280 Sq ft	19.8%
Loan 4	108.0	69.4	L + 7.0%	2.2 years	Miami, FL	Condominium	$253 Sq ft	84.7%
Loan 5	98.0	61.6	L + 6.0%	2.2 years	Dallas, TX	Condominium	$301 Sq ft	5.4%
Loan 6	96.2	88.0	L + 4.8%	3.3 years	San Diego, CA	Office	$310 Sq ft	73.1%
Loan 7	90.5	64.9	L + 4.8%	4.6 years	Torrance, CA	Office	$252 Sq ft	64.4%
Loan 8	90.0	84.6	L + 3.9%	3.3 years	Brooklyn, NY	Mixed-Use[4]	$378 Sq ft	58.2%
Loan 9	84.4	81.1	L + 3.8%	5.0 years	Jersey City, NJ	Multifamily	$148,330 Unit	81.0%
Loan 10	84.2	58.3	L + 4.8%	3.7 years	Herndon, VA	Office	$138 Sq ft	61.1%
Loans 11 – 50	**$1,580.9**	**$1,395.4**	**5.1%[5]**	**2.9 years**				**61.4%**
Total Loan Portfolio	**$2,716.2**	**$2,209.0**	**5.0%[5]**	**3.2 years**				**60.2%**

1. Represents TRTX's maximum loan balance.
2. Represents TRTX's current loan balance and excludes pari passu (including Deutsche Bank's participation) and junior positions.
3. Generally, LTV is calculated as the total outstanding principal balance of the loan or participation interest in a loan plus any financing that is pari passu with or senior to such loan or participation interest at the time of origination or acquisition divided by the applicable as-is real estate value at the time of origination or acquisition of such loan or participation interest in a loan. The as-is real estate value reflects the Manager's estimates, at the time of origination or acquisition of a loan or participation interest in a loan, of the real estate value underlying such loan or participation interest, determined in accordance with the Manager's underwriting standards and consistent with third-party appraisals obtained by the Manager. See Form 10Q at June 30, 2017 for further information on loan-specific LTV definitions.
4. See Appendix for definition of the Mixed-Use property type.
5. Represents the weighted average of the credit spread as of June 30, 2017 for the floating rate loans and the coupon for the fixed rate loans.

Note: As of June 30, 2017. The above shown loans do not represent all TRTX investments. Not all TRTX investments have or will have similar experiences or results, and there should be no assumption that the investments listed above will continue to perform. Excludes CMBS investments.

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Consolidated Balance Sheets Jun 30, 2017 Dec 31, 2016 ASSETS (unaudited) Cash and Cash Equivalents $200,653 $103,126 Restricted Cash 1,081 849 Accounts Receivable 382 644 Accounts Receivable from Servicer / Trustee 47,416 34,743 Accrued Interest Receivable 12,207 14,023 Loans Held for Investment (includes $1,462,300 and $1,397,610 pledged as collateral under repurchase agreements) 2,191,911 2,449,990 Investment in Commercial Mortgage-Backed Securities, Available-for-Sale (includes $128,298 and $51,305 pledged as collateral under repurchase agreements) 129,585 61,504 Other Assets, Net 3,427 704 Total Assets $2,586,662 $2,665,583 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Accrued Interest Payable $4,620 $2,907 Accrued Expenses 9,407 6,555 Collateralized Loan Obligation (net of deferred financing costs of $1,208 and $2,541) 166,077 540,780 Repurchase Agreements (net of deferred financing costs of $8,939 and $8,159) 1,139,649 1,013,370 Notes Payable (net of deferred financing costs of $2,886 and $2,883) 235,525 108,499 Payable to Affiliates 6,536 3,955 Deferred Revenue 356 482 Dividend Payable 20,520 18,346 Total Liabilities $1,582,690 $1,694,894 Commitments and Contingencies Stockholders’ Equity: Preferred Stock ($0.001 par value; 125 and 125 shares authorized; 125 and 125 shares issued and outstanding, respectively) — — Common Stock ($0.001 par value; 95,500,000 and 95,500,000 shares authorized; 39,252,219 and 38,260,053 shares issued and outstanding, respectively) 40 39 Class A Common Stock ($0.001 par value; 2,500,000 and 2,500,000 shares authorized; 982,211 and 967,500 shares issued and outstanding, respectively) 1 1 Additional Paid-in-Capital 1,004,466 979,467 Retained Earnings (Accumulated Deficit) (3,073) (10,068) Accumulated Other Comprehensive Income 2,538 1,250 Total Stockholders’ Equity 1,003,972 970,689 Total Liabilities and Stockholders’ Equity $2,586,662 $2,665,583 All amounts in thousands except share and per share amounts

Consolidated Statements of Income and Comprehensive Income Three Months Ended Jun 30, Six Months Ended Jun 30, 2017 2016 2017 2016 INTEREST INCOME Interest Income $51,736 $38,400 $99,677 $72,132 Interest Expense (19,635) (15,076) (37,435) (28,006) Net Interest Income 32,101 23,324 62,242 44,126 OTHER REVENUE Other Income, net 245 296 367 311 Total Other Revenue 245 296 367 311 OTHER EXPENSES Professional Fees 463 888 1,192 1,226 General and Administrative 720 1,190 1,189 1,446 Servicing and Asset Management Fees 1,205 648 2,341 1,510 Management Fee 2,768 2,149 5,356 4,133 Collateral Management Fee 71 219 202 493 Incentive Management Fee 1,805 1,266 3,386 2,074 Total Other Expenses 7,032 6,360 13,666 10,882 Net Income Before Taxes 25,314 17,260 48,943 33,555 Income Taxes 14 (144) (140) (190) Net Income $25,328 $17,116 $48,803 $33,365 Preferred Stock Dividends (8) (8) (8) (8) Net Income Attributable to Common Stockholders $25,320 $17,108 $48,795 $33,357 Basic Earnings per Common Share $0.64 $0.52 $1.24 $1.08 Diluted Earnings per Common Share $0.64 $0.52 $1.24 $1.08 Weighted Average Number of Common Shares Outstanding Basic: 39,482,038 32,708,334 39,355,499 30,900,638 Diluted: 39,482,038 32,708,334 39,355,499 30,900,638 Dividends Declared per Common Share $0.51 $0.53 $1.05 $0.53 OTHER COMPREHENSIVE INCOME Net Income $25,328 $17,116 $48,803 $33,365 Unrealized Gain on Commercial Mortgage-Backed Securities 56 809 1,288 1,037 Comprehensive Net Income $25,384 $17,925 $50,091 $34,402 All amounts in thousands except share and per share amounts (unaudited)

Definitions TRTX uses Core Earnings to evaluate its performance excluding the effects of certain transactions and GAAP adjustments it believes are not necessarily indicative of its current loan activity and operations. Core Earnings is a non-GAAP measure, which TRTX defines as GAAP net income (loss) attributable to its stockholders, including realized gains and losses not otherwise included in GAAP net income (loss), and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) unrealized gains (losses), and (iv) certain non-cash items. Core Earnings may also be adjusted from time to time to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by TRTX’s Manager, subject to approval by a majority of TRTX’s independent directors. The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent TRTX forecloses upon the property or properties underlying such debt investments TRTX believes that Core Earnings provides meaningful information to consider in addition to its net income and cash flow from operating activities determined in accordance with GAAP. This adjusted measure helps TRTX evaluate its performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan portfolio and operations. Although pursuant to the Management Agreement TRTX calculates the incentive and base management fees due to its Manager using Core Earnings before incentive fees expense, TRTX reports Core Earnings after incentive fee expense, as TRTX believes this is a more meaningful presentation of the economic performance of TRTX’s common and Class A common stock. For additional information on the fees TRTX pays the Manager, see Note 11 to the consolidated financial statements included in the Company’s Form 10-Q Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income, or an indication of TRTX’s GAAP cash flows from operations, a measure of TRTX’s liquidity, or an indication of funds available for TRTX’s cash needs. In addition, TRTX’s methodology for calculating Core Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, TRTX’s reported Core Earnings may not be comparable to the Core Earnings reported by other companies Core Earnings Fundings made under existing loan commitments after loan closing date Deferred Fundings

Definitions (cont.) Debt-to-Equity - Represents (i) total outstanding borrowings under secured debt agreements (collateralized loan obligation, net), secured financing/repurchase agreements (net) and notes payable (net), less cash, to (ii) total stockholders’ equity, at period end Total Leverage - Represents (i) total outstanding borrowings under secured debt agreements (collateralized loan obligation, net), secured financing/repurchase agreements (net) and notes payable (net) plus non-consolidated senior interests (if any), less cash, to (ii) total stockholders’ equity, at period end Bridge Loan - A transitional loan with limited deferred fundings, with the exception of deferred fundings conditioned on the borrower’s satisfaction of certain collateral performance tests, where the business plan for the underlying property involves little to no capital expenditures related to base building renovations (e.g., building mechanical systems, lobbies, elevators and other amenities or areas shared by tenants), and the primary focus is on maintenance or improvement of current operating cash flow, or addressing minimal lease expirations or existing tenant vacancies Light Transitional Loan - A transitional loan that is substantially funded at closing, with limited deferred fundings primarily to support leasing or ramp-up of operations for a property, with little or no capital expenditures required for base building renovation, and for which most capital expenditures are to pay for leasing commissions and improvements within a tenant’s leased space Moderate Transitional Loan - A transitional loan involving moderate deferred fundings where significant capital expenditures are required, and substantial base building renovation work must be undertaken before lease-up is feasible, and where the property has significant existing or expected vacancy Construction Loan - A loan made to a borrower to fund the ground up construction of a commercial real estate property Leverage Loan Category

Definitions (cont.) In connection with any origination or co‐origination of a mezzanine loan by TRTX, the senior mortgage loan that is contemporaneously issued by the borrower to a senior mortgage lender or that is transferred by TRTX to the co‐originating senior mortgage lender. In either case, the senior mortgage loan is not included on TRTX’s consolidated balance sheets. TRTX retains only the mezzanine loan on its consolidated balance sheets All of the Company’s mezzanine loans are contiguous with mortgage loans originated by TRTX and sold to a third party as a nonconsolidated senior interest, or co-originated with a third party lender Non-Consolidated Senior Interests As-is-LTV is calculated as the total outstanding principal balance of the loan or participation interest in a loan plus any financing that is pari passu with or senior to such loan or participation interest at the time of origination or acquisition divided by the applicable as-is real estate value at the time of origination or acquisition of such loan or participation interest in a loan. The as-is real estate value reflects the Manager’s estimate, at the time of origination or acquisition of a loan or participation interest in a loan, of the real estate value underlying such loan or participation interest, determined in accordance with the Manager’s underwriting standards and consistent with third-party appraisals obtained by the Manager As-complete-LTV is calculated using an as-complete real estate value at the time of origination. The as-complete real estate value reflects the Manager’s estimate, at the time of origination of the underlying real estate value, determined in accordance with the Manager’s underwriting standards and consistent with third-party appraisals obtained by the Manager Loan-to-Value (LTV) Mixed-Use Loan TRTX classifies a loan as mixed-use if the property securing TRTX’s loan: (a) involves more than one use; and (b) no single use represents more than 60% of the collateral property’s total value. In certain instances, TRTX’s classification may be determined by its assessment of which multiple use is the principal driver of the property’s aggregate net operating income Mezzanine Loan Loan made to the owner of a borrower under a mortgage loan and secured by a pledge of the equity interest(s) in such borrower. Mezzanine loans are subordinate to a first mortgage loan but senior to the owner’s equity

Company Information Contact Information Headquarters: 888 Seventh Avenue 35th Floor New York, NY 10106 Investor Relations: (212) 405-8500 IR@tpgrefinance.com New York Stock Exchange: Symbol: TRTX Analyst Coverage Bank of America Merrill Lynch Kenneth Bruce (415) 676-3545 Deutsche Bank George Bahamondes (212) 250-1587 JP Morgan Richard Shane (415) 315-6701 Citigroup Keith Horowitz (212) 816-3033 JMP Securities Steven DeLaney (212) 906-3517 Transfer Agent American Stock Transfer & Trust Company, LLC (800) 937-5449 help@astfinancial.com TPG RE Finance Trust, Inc. (NYSE:TRTX) (the “Company” or “TRTX”) is a commercial real estate finance company, operating as a real estate investment trust (“REIT”), that focuses primarily on directly originating, acquiring and managing commercial mortgage loans and other commercial real estate-related debt instruments for its balance sheet. The Company is externally managed and advised by TPG RE Finance Trust Management, L.P., an affiliate of TPG Global, LLC (“TPG”), a leading global alternative investment firm with over a 20-year history and over $73 billion of assets under management. For more information regarding TRTX, visit www.tpgrefinance.com.